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                                VISIONCOMM, INC.

                            RIGHT OF ENTRY AGREEMENT

     This Agreement ("Agreement") is entered into on August 28, 2000, by and between VisionComm Inc., a Delaware Corporation ("OPERATOR") and Tulsa Galleria, L.P., a Colorado limited partnership ("OWNER").

1. EXCLUSIVE RIGHT. OWNER owns the multi-family residential complex commonly known as THE GALLERIA APARTMENTS, 10111 So. Sheridan, Tulsa, Oklahoma 74133, legally described in Exhibit H attached hereto ("Property"), which consists of 11 Building(s) containing 236 UNITS ("Units"). OWNER hereby grants OPERATOR the sole and exclusive right and easement to install, own, replace and maintain a System on, off and through the Property, but expressly not including telephone, telecommunications, Internet and data transmissions through telephone lines. The term "System" as used in this Agreement means antennae, leads, wires, cables, receivers, amplifiers, decoders and/or other electronic devices used to receive and distribute broadband communications signals which provide video and/or audio entertainment and information. In consideration of the substantial investment made and to be made by OPERATOR in the System, OWNER agrees that, except for telecommunications services provided to the Property through telephone lines, it will (a) not grant access to the Property or any part thereof to any person or entity other than OPERATOR, or permit the Installation on the Property of any equipment, cable or other material by any person or entity other than OPERATOR, or the use by any person or entity other than OPERATOR of any equipment, cable or other material already existing on the Property, to provide television signal service or other distribution of audio or video equipment or information to the Property or any tenant therein and (b) to the extent permitted by applicable law, OWNER shall use reasonable efforts to prohibit tenants of the Property from using or occupying any portion of the Property other than the Unit occupied by such tenants for the purpose of receiving similar signals; provided, however, if a tenant at the Property installs a digital satellite dish or other personal receiving device within the confines of his/her Unit for personal use without the consent of OWNER, the failure of OWNER to evict or take other legal action against such Tenant shall not constitute a default or violation by OWNER of this Agreement; and further provided, that OWNER shall not be in default or violation of this Agreement, and shall not be required to evict or take any other legal action against any Tenant who has installed a digital satellite dish at the Property (whether or not such dish is within the confines of such Tenant's
     Unit) on or before the date hereof.

2. ALLOCATION OF RESPONSIBILITY. Within fifteen (15) days following the execution and delivery of the Agreement by both parties, OPERATOR shall commence the construction of a closed loop cable system which will utilize the most current technology available to the OPERATOR for multiple dwelling unit properties. The closed loop System shall be completed and fully operational on or before thirty (30) days following the commencement of the construction of the closed loop system. At all times following the date the OPERATOR takes over operation of the existing System, including during the construction of the new System, OPERATOR shall make all
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     reasonable efforts to maintain Service (defined below) to the tenants of the Property. Subject to provisions of Section 7 of this Agreement, OPERATOR will bear all expense to install, maintain and repair the System. The System shall be installed, maintained, and repaired by the OPERATOR in a professional, workmanlike manner, with special consideration to maintaining the aesthetic appearance of the Property. OWNER shall be responsible for damage caused to the System by OWNER or OWNER's agent(s) and employees. Routine service calls will be scheduled by OPERATOR two times per week according to Subscriber's needs. Major service outages will be responded to within 24 hours and corrected within 96 hours. OPERATOR shall maintain a local service representative and a local point of contact for the Property. OPERATOR will provide programming, service and pricing comparable to the programming service and pricing provided by the local cable franchise operator. OPERATOR shall carry, maintain, and provide OWNER evidence of, general liability and property insurance in amounts and with carriers reasonably acceptable to OWNER, and OPERATOR shall name OWNER, and OWNER's lender (if requested by OWNER), as additional insured on such policies covering personal injury and property damage that may be caused to person(s), the Property or its contents by the System or OPERATOR or its agent(s), employees, contractors or subcontractors. OWNER shall be responsible for damage to the System caused by OWNER or OWNER's agent(s), employees, contractors, subcontractors, or tenants.

3. OWNERSHIP AND REMOVAL OF SYSTEM. The System, regardless of how attached or installed, shall at all times be and remain the sole property of OPERATOR, its successors and/or assigns, including its Lender. OWNER acknowledges that it has no rights of ownership in any portion of this System. Upon termination of this Agreement, OPERATOR shall have ninety (90) days following termination, to enter upon the Property and to dismantle and remove any and all headend and distribution equipment. OPERATOR agrees that all wiring attached to buildings and running between the buildings will be left in place and owned by the OWNER. OPERATOR shall reasonably restore any portion of the Property damaged by such removal. Any headend or distribution equipment which remains after ninety (90) days following termination shall become the property of the OWNER.

4. VIEWERS. OPERATOR shall operate the System to provide television signal distribution service ("Service") to Property occupants/tenants ("Viewers"). OPERATOR agrees to provide to OWNER a "Bulk" Cable Service under the terms and conditions stated in Attachment "C" attached hereto. Viewers shall be given the option to subscribe to Service. Viewers electing to subscribe will be charged and billed individually for connection to the System and monthly service feel, at standard rates established by the OPERATOR from time to time.

5. EASEMENT: ACCESS TO PROPERTY. Owner grants to OPERATOR an exclusive easement and license to use and occupy all areas of the Property (excluding the interior units of the buildings of the Property) for the purpose of receiving signals and distributing them to occupants of the Property and to other properties. OWNER shall provide to OPERATOR during the term of this Agreement suitable and space reasonably required by OPERATOR to house, operate and maintain its head-end equipment, including

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     satellite receivers, antennae and amplifiers. The location of space(s)
     shall be as OWNER and OPERATOR shall reasonably agree, subject to technical and regulatory requirements. OWNER shall cooperate with the OPERATOR in the initial location of the signal receiving equipment and in making any subsequent modifications to the Property and maintaining landscaping to assure an unobstructed line-of-sight. OWNER shall provide necessary electricity for the operation and maintenance of the SYSTEM. OWNER shall also provide to OPERATOR and its agents and employees during the term of this Agreement access to all areas of the Property reasonably approved by OWNER for installation, maintenance, sales, marketing, connection and disconnection of the System and Service subject to rights of tenants.

6. TERM: SUCCESSORS. This Agreement shall remain in full force and effect for 10 years from the date OPERATOR commences to provide Service hereunder. The benefits, obligations and grant of rights in this Agreement shall run with the Property and shall inure to and be binding upon the successors and assigns of the parties.

7. TERMINATION. OPERATOR may terminate the Agreement upon sixty (60) days prior written notice to OWNER if it is unable to operate the System due to any governmental law, rule or regulation or other reason beyond its control. A party shall be in default if it fails to meet any material obligation set forth in this Agreement, and does not correct such failure within a reasonable period of time after receiving written notice from the other party that the failure constitutes a breach of this Agreement and that unless the breach is corrected this Agreement will be terminated; provided, however, the OPERATOR shall have only thirty (30) days to cure any default with respect to its failure to provide timely maintenance and service in accordance with Section 2 above. In the event of such a default, this Agreement may be terminated by the other party by giving written notice of termination to the defaulting party.

8. INDEMNIFICATION. OPERATOR shall indemnify and hold harmless OWNER, its partners, agents, directors, members, managers, officers and/or employees from and against any and all liabilities, suits, judgments, costs and expenses including without limitation costs of defense and reasonable attorneys' fees, arising from OPERATOR's ownership and operation of the System, including, without limitation, the provision of cable TV services under this Agreement to OWNER's tenants, a violation of this Agreement by OPERATOR or any of its agents or employees, any injury to, death of, any person or persons or damage to property as a result of any act or omission of OPERATOR, its employees, representatives, agents and subcontractors. Similarly, OWNER shall indemnify and hold harmless OPERATOR, its authorized employees, representatives, agents and subcontractors from and against any liability, suit, judgment, cost and/or expense, including without limitation costs of defense and reasonable attorneys' fees arising from a violation of this Agreement by OWNER, or from any injury to, or death of any person or persons or damage to Property resulting from any negligent act or omission of OWNER, its partners, agents, employees or subcontractors.

9. TECHNOLOGY. The technology and equipment used for operation of the System will be in accordance with accepted industry standards as determined by OPERATOR. The technical quality of Service provided by OPERATOR shall be reasonable in relation to

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     the state-of-the-art of transmission and receiving of satellite-transmitted
     Service existing from time to time.

10. MARKETING. OPERATOR will provide OWNER with programming guides and/or marketing that OPERATOR, in its sole discretion, deems appropriate. OWNER shall assist and cooperate with OPERATOR's marketing program for the System, including, but not limited to, providing notification of move-in and move-out by Viewers to enable OPERATOR to make timely connects and disconnects of Service.

11. ASSIGNMENT. OPERATOR may assign and/or grant a security interest in its rights under this Agreement and in the System to any person or entity, including any entity making a loan to OPERATOR ("Lender"). If OPERATOR gives OWNER written notice of the name and address of its Lender, OWNER agrees to afford Lender a reasonable opportunity to cure any default by OPERATOR prior to exercising remedies for such a default. OWNER agrees to permit Lender to substitute another operator reasonably acceptable to OWNER, pursuant to this Agreement, or pursuant to a substitute agreement with identical terms in the event of the OPERATOR's dissolution, bankruptcy or insolvency results in the termination or rejection of this Agreement or in the practical inability of OPERATOR to perform its obligations hereunder. This Agreement is made for the third party benefit of Lender. Upon the reasonable request of OPERATOR or Lender, OWNER will execute further confirmation, consents, waivers or other documents consistent with the terms hereof. OPERATOR (or its Lender) may enter into an agreement pursuant to which OPERATOR and/or a third party will manage the System.

12. TITLE WARRANTY. OWNER warrants OWNER holds equitable and record title to Property and has full power to grant to Operator the exclusive rights and easements as provided herein. No party holds any interest with respect to the Property which conflicts with any rights or interest purported to be granted to OPERATOR hereunder. OWNER DOES NOT warrant that OWNER has title to all interior and exterior cable located on the Property and if the existing cable provider makes a claim to ownership of such wiring, the parties agree that they will renegotiate the terms of this Agreement.

13. APPLICABLE LAW. This Agreement shall be governed by the internal laws of the state in which the Property is located.

14. ATTORNEY'S FEES. In the event of litigation between OPERATOR and OWNER to enforce or interpret the terms of this Agreement, the prevailing party shall, in addition to any other relief, be entitled to recover its reasonable attorneys' fees and costs incurred.

15. NOTICES. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed to the addresses set forth below the signature to this Agreement or other such addresses as the party to whom this notice is to be given may have previously furnished in writing to the other pursuant to this Section.

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16.  FORCED ACCESS. OWNER hereby assigns to OPERATOR during the term of the
     Agreement (i) any and all rights to receive compensation under any government law or regulation, now existing or arising hereafter, as a result of the right of access given pursuant to any government law or regulation to any person or entity for the purpose of providing television signal service to the Property or any tenant therein and (ii) any and all rights which OWNER may have under any government law or regulation to contest, judicially or otherwise, the purported right of any person or entity to gain access to the Property for the purpose of providing television signal service to the Property or any tenant thereof. The foregoing assignment shall not apply to the extent that nay such compensation is for actual damage to the Property resulting from the installation of the competing system. To the extent OPERATOR pursues or participates in any such action or proceeding, OPERATOR shall indemnify and hold OWNER harmless from any claims, damage, liabilities or costs associated with such action or proceeding.

17. ENTIRE AGREEMENT. This Agreement together with any other written agreements executed by OWNER and OPERATOR constitute the entire agreement between the parties with respect to the subject matter contained in this Agreement. Such agreements supersede all prior oral and written representations and communications with respect to the subject matter of this Agreement. This Agreement may only be amended by a written agreement signed by the parties hereto.

18. ROYALTY. During the term of this Agreement, OPERATOR shall pay OWNER a royalty equal to eight percent (8%) of OPERATOR's gross receipts from Viewers (excluding bulk services as described in attachment "A") for OPERATOR's Service, excluding payments by Viewers of taxes, deposits and nonrecurring charges. Payment shall be made quarterly, within forty-five
     (45) days following the end of the calendar quarter with respect to which payment is due. OPERATOR shall maintain accurate records of all the OPERATOR's gross receipts from Viewers for OPERATOR's services for ninety
     (90) days following the submittal to OWNER of the Royalty payment for the calendar quarter. OWNER may inspect OPERATOR's records for gross receipts of any calendar quarter at OPERATOR's principal office at any time within the ninety (90) day period described above. The cost of any such inspection shall be the OWNER's sole responsibility.

19. RIGHT OF FIRST REFUSAL. Whenever OPERATOR intends to transfer or assign its rights under the Agreement to a third party other than lender as described in paragraph 11, OPERATOR shall furnish to OWNER a written notice setting forth (i) the identity of the proposed transferee, and (ii) the detailed terms of such proposed transfer. OWNER shall thereupon have the right and option to purchase such interest on the same terms and conditions as those arranged by the OPERATOR by delivery of written notice to the OPERATOR (an "EXERCISE NOTICE") prior to the expiration of thirty (30) days following receipt by the OWNER of written notice from the OPERATOR (the "OPTION PERIOD"). Following the exercise of an option by the OWNER pursuant to this Agreement, payment shall be made on the date mutually agreed to by the OPERATOR and the OWNER, which shall not be more than thirty (30) days following delivery by the OWNER to the OPERATOR of the Exercise Notice. If
     (i) the OWNER does not exercise the option to purchase pursuant to this paragraph 19 hereof before the end of the Option

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     Period, or (ii) an option is exercised but the purchase price is not paid by the Closing Date, then the OPERATOR shall be free to transfer, sell, or assign its interest in this Agreement upon substantially the same terms and conditions set forth in its notice given pursuant


OPERATOR:                               OWNER:

Name: VisionComm, Inc.                  Name: Tulsa Galleria, L.P.
                                        By:   SMI Galleria Management, Inc.
                                              its General Partner

By:                                     By:
   -------------------------------         -------------------------------
   PRINT: Thomas A. Nix                    Andrew S. Miller, President
   ITS: Vice President/Director            ADDRESS:
   ADDRESS:                                c/o Sevo Miller Inc.
   38360 Garfield Rd.                      3600 South Yosemite St., 10th Floor
   Clinton Twp., MI 48036                  Denver, Colorado 80237


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                                  ATTACHMENT A

                               TERMS OF AGREEMENT



The terms of this agreement shall be as follows:

     1) Operator shall pay to Owner a 8% royalty on gross collected revenue (excluding bulk services as described in Attachment "C").



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                                  ATTACHMENT B

                                LEGAL DESCRIPTION


Lot One (1), Block One (1), Sheridan Galleria, an Addition of the City of Tulsa, Tulsa County, State of Oklahoma, according to the Recorded Plat thereof.




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                                  ATTACHMENT C

                                BULK PROGRAMMING


Operator agrees to provide to Owner the following "Bulk" cable services to all 256 units:

     Programming:

          *House Channel, NBC, CBS, ABC, PBS, CNN, TBS, ESPN, Cartoon Network The Nashville Network and HBO
          *Utilize with property's existing video

     Cost:

          Cost to Owner for above programming shall be $15.00 per unit per month Payment shall be made by Owner to Operator no less than ten (10) days prior to the beginning of each month's programming.

Bulk programming rate of $15.00 shall not be subject to any increase for the first two (2) years of the term of this Agreement. Subsequent increases may be imposed on a per annum basis at an amount not to exceed 10% in any one year. Owner shall have the right to a one time option to discontinue the Bulk Service Agreement provided by the Operator provided that Owner furnish Operator with a minimum 90 day notice of its intent to discontinue the Bulk Service. Furthermore, Owner shall have a one time option to convert back to Bulk Service provided that Operator receives a minimum 90 days notice of Owner's intent to convert back to bulk.

The term of the Bulk Agreement shall be consistent with the terms stated in the VisionComm Right of Entry Agreement attached hereto.


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LETTER AGREEMENT



     RE: Right of Entry Agreement, dated August 28, 2000 (the "AGREEMENT"), between VisionComm, Inc. ("Operator") and Tulsa Galleria, L.P. ("OWNER"), with respect to The Galleria Apartments (the "Property"). This shall serve as a letter agreement between Operator and Owner.

     1) Subject to the terms and conditions set forth in this letter agreement, Operator agrees to pay to Owner a $100.00 per apartment unit signing bonus. This also gives Operator the right to use the existing cable wiring behind the walls. Fifty Dollars ($50.00) per apartment will be paid on Operator's execution of the Agreement and Fifty Dollars ($50.00) per apartment unit will be paid upon turn on of the cable system.


OPERATOR:                               OWNER:

Name: VisionComm, Inc.                  Name: Tulsa Galleria, L.P.
                                        By:   SMI Galleria Management, Inc.
                                              its General Partner

By:                                     By:
   -------------------------------         -------------------------------
   PRINT: Thomas A. Nix                    Andrew S. Miller, President
   ITS: Vice President/Director            ADDRESS:
   ADDRESS:                                c/o Sevo Miller Inc.
   38360 Garfield Rd.                      3600 South Yosemite St., 10th Floor
   Clinton Twp., MI 48036                  Denver, Colorado 80237


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